Exhibit 99.1

Contacts:	David A. Slack, CFO Michael T. Perkins, Manager of Investor Relations (708) 867-9600

STRATOS LIGHTWAVE ANNOUNCES FIRST QUARTER RESULTS

CHICAGO (August 28, 2003) — Stratos Lightwave, Inc., (NASDAQ: STLW) a leading supplier of optical subsystems, today announced financial results for its first quarter ended July 31, 2003.

Net sales for the first quarter of fiscal 2004 were $6.6 million, compared with $10.7 million for the first quarter of fiscal 2003, a decrease of 38.7 percent, and compared with $7.4 million for the fourth quarter of fiscal 2003.

The net loss for the first quarter of fiscal 2004, on a generally accepted accounting principles (GAAP) basis, was $7.3 million or $0.99 per share, compared with a net loss of $28.8 million or $3.96 per share for the first quarter of fiscal 2003, and a net loss of $62.6 million or $8.52 per share for the fourth quarter of fiscal 2003. The Company also recorded license fees and royalty income of $506,000 in the first quarter of fiscal 2004.

NON-GAAP FINANCIAL RESULTS

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from GAAP results, may provide additional understanding of the Company’s core operating results or business performance. However, these non-GAAP financial measures are not intended to supersede or replace the Company’s GAAP results. A detailed reconciliation of the non-GAAP results to GAAP results is provided in the “NON-GAAP Condensed Consolidated Statements of Operations” schedules below.

The non-GAAP net loss for the first quarter of fiscal 2004, which excludes restructuring charges for severance pay and related costs, a reserve for excess and obsolete inventory, a reserve for deferred tax assets and a gain from the sale of our Bandwidth Semiconductor business unit, was $4.1 million or $0.56 per share, compared with a non-GAAP net loss of $6.5 million or $0.89 per share for the first quarter of fiscal 2003, and compared with a non-GAAP net profit of $1.5 million or $0.21 per share for the fourth quarter of fiscal 2003.

Cash used in operations was $(1.2) million for the first quarter of fiscal 2004 compared with $(1.9) million for the fourth quarter of fiscal 2003. Cash, cash equivalents and short-term investments were $61.3 million at the end of the first quarter of fiscal 2004 compared with $61.5 million at fiscal year-end 2003.

James W. McGinley, President and CEO said, “During the first quarter we continued to see progress on our restructuring and cost reduction initiatives. As of the end of the first quarter we had just about completed the consolidation of most of our manufacturing activities to our Chicago facilities and expect to see our cash flows improve as we enter into the second half of our fiscal year.”

“Also during the quarter we made significant progress toward the completion of our acquisition of Sterling Holding Company and expect to close the transaction sometime in the early part of our third quarter. In addition to the new products and technologies that come with the acquisition of Sterling, we welcome the addition of Sterling’s management team with their strong history of profitability” President McGinley concluded.

WEBCAST/CONFERENCE CALL

Stratos Lightwave will host a live audio webcast and conference call on Thursday, August 28 at 5:00 pm EST. Investors and other interested parties may listen to the live webcast by visiting the investor relations section of the Stratos Lightwave website at www.stratoslightwave.com. James W. McGinley and David A. Slack will discuss the Company’s earnings and operations. A replay of the conference call will be available for 48 hours beginning at 7:00 pm EST. The replay number is 1-800-642-1687 with a pass code of 2353146. A webcast replay will also be available on the Company’s website.

ABOUT STRATOS LIGHTWAVE

Stratos Lightwave, Inc. (NASDAQ: STLW) develops, manufactures and sells optical subsystems for various applications. These optical subsystems are used in storage, data networking, metro/telecom, military/government and other industrial markets.

This press release contains predictions, estimates and other forward-looking statements regarding anticipated revenue growth, customer orders, manufacturing capacity and financial performance. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and we assume no obligation to update any such forward-looking statements. Forward-looking statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested. These factors include rapid technological change in the optical communications industry; fluctuations in operating results; the Company’s dependence on a few large customers; and competition. Other risk factors that may affect the Company’s performance are listed in the Company’s annual report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission.

For additional information contact Stratos Lightwave at 7444 W. Wilson Ave., Chicago, IL USA 60706-4549; Tel: 708.867.9600. Fax: 708.867.0996. Website: www.stratoslightwave.com.

STRATOS LIGHTWAVE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts and shares outstanding)

	Three Months Ended
	July 31,

	2003	2002

Revenue:
Net sales	$6,571	$10,722
License fees and royalties	506	207

Total	7,077	10,929
Costs and expenses:
Cost of products sold	7,477	10,757
Research and development	2,890	6,745
Sales and marketing	1,519	2,220
General and administrative	2,698	3,437

Total costs and expenses	14,584	23,159
Loss from operations	(7,507)	(12,230)
Investment income	239	375

Loss before income taxes	(7,268)	(11,855)
Income taxes	—	—

Loss before cumulative effect of a change in accounting principle	(7,268)	(11,855)
Cumulative effect of a change in accounting principle	—	(16,982)

Net loss	$(7,268)	$(28,837)

Net loss per share, basic and diluted:
Before cumulative effect of a change in accounting principle	$(0.99)	$(1.63)
Cumulative effect of a change in accounting principle	—	$(2.33)

Net loss	$(0.99)	$(3.96)

Weighted average number of Common Shares outstanding:
Basic	7,364,320	7,278,129
Diluted	7,364,320	7,278,129

For comparative purposes, the net loss per share for the three months ended July 31, 2002 is restated to reflect the 1 for 10 reverse stock split effective as of October 21, 2002.

STRATOS LIGHTWAVE, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts and shares outstanding)

	Three Months Ended
	July 31,

	2003	2002

Revenue:
Net sales	$6,571	$10,722
License fees and royalties	506	207

Total	7,077	10,929
Costs and expenses:
Cost of products sold	6,720	10,371
Research and development	2,416	6,675
Sales and marketing	1,482	2,164
General and administrative	3,510	2,943

Total costs and expenses	14,128	22,153
Loss from operations	(7,051)	(11,224)
Investment income	239	375

Loss before income taxes	(6,812)	(10,849)
Provision (credit) for income taxes	(2,725)	(4,340)

Net loss	$(4,087)	$(6,509)

Net loss per share, basic and diluted	$(0.56)	$(0.89)

Weighted average number of Common Shares outstanding:
Basic	7,364,320	7,278,129
Diluted	7,364,320	7,278,129

For comparative purposes, the net loss per share for the three months ended July 31, 2002 is restated to reflect the 1 for 10 reverse stock split effective as of October 21, 2002.

STRATOS LIGHTWAVE, INC.

A reconciliation between net loss on a GAAP basis and non-GAAP net loss is as follows

(In thousands)

	Three Months Ended
	July 31,

	2003	2002

GAAP loss before cumulative effect of a change in accounting principle	$(7,268)	$(11,855)
Cost of Goods Sold:
Net changes, inventory reserve	495	42
Restructuring cost-Severance pay and related cost	223	344
Other restructuring costs	39	—

Total non-GAAP COGS adjustments	757	386
R&D Expenses:
Restructuring cost-Severance pay and related cost	474	70
Other restructuring costs	—	—

Total non-GAAP R&D adjustments	474	70
Selling Expenses:
Restructuring cost-Severance pay and related cost	36	56
Other restructuring costs	—	—

Total non-GAAP Selling adjustments	36	56
Administration Expenses:
Restructuring cost-Severance pay and related cost	132	494
Gain on sale of business unit	(1,233)
Other restructuring costs	290	—

Total non-GAAP Admin. adjustments	(811)	494
Deferred income tax valuation reserve	2,725	4,340

Non-GAAP net loss	(4,087)	(6,509)

STRATOS LIGHTWAVE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	July, 31	April 30,

	2003	2003

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$39,136	$43,649
Short term investments	22,075	17,879
Accounts receivable — net	5,396	7,701
Inventories	7,553	7,794
Recoverable income taxes	2,391	2,391
Prepaid expenses	2,148	2,083

TOTAL CURRENT ASSETS	78,699	81,497
PROPERTY, PLANT AND EQUIPMENT	95,157	93,667
Less allowances for depreciation	68,928	67,415

NET PROPERTY, PLANT AND EQUIPMENT	26,229	26,252
GOODWILL — net	—	—
OTHER ASSETS	13,678	16,864

TOTAL ASSETS	118,606	124,613

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts and notes payable	$6,561	$5,063
Current portion of long-term debt	3,429	3,606
Other current liabilities	5,979	5,007

TOTAL CURRENT LIABILITIES	15,969	13,676
OTHER LIABILITIES
Long term debt	2,295	3,023
Deferred Income Taxes	6,528	6,519
Minority Interest	280	350
SHAREHOLDERS’ EQUITY
Common Stock	74	74
Paid in capital	284,311	284,254
Retained earnings (deficit)	(190,673)	(183,406)
Other shareholders’ equity	(178)	123

TOTAL SHAREHOLDERS’ EQUITY	93,534	101,045

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$118,606	$124,613